Microsoft Word 11.0.6568;Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of Trustees of Goldman Sachs Trust

In planning and performing our audits of the financial statements of Goldman Sachs Structured Tax-Managed Equity Fund (formerly Goldman Sachs CORE Tax-Managed Equity Fund), Goldman Sachs Tollkeeper Fund (formerly Goldman Sachs Internet Tollkeeper Fund), Goldman Sachs Real Estate Securities Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio (seven of the funds comprising the Goldman Sachs Trust) (collectively, the "Funds") as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                                              Ernst & Young LLP

New York, New York
February 10, 2006

             Report of Independent Registered Public Accounting Firm


To the Board of Trustees of the Goldman Sachs Trust and Shareholders and Unitholders of the Goldman Sachs Trust:

In planning and performing our audits of the financial statements of the following funds of the Goldman Sachs Trust: Institutional Liquid Assets Prime Obligations Portfolio, Institutional Liquid Assets Money Market Portfolio, Institutional Liquid Assets Government Portfolio, Institutional Liquid Assets Treasury Obligations Portfolio, Institutional Liquid Assets Treasury Instruments Portfolio, Institutional Liquid Assets Federal Portfolio, Institutional Liquid Assets Tax-Exempt Diversified Portfolio, Institutional Liquid Assets Tax-Exempt New York Portfolio, Institutional Liquid Assets Tax-Exempt California Portfolio, Financial Square Prime Obligations Fund, Financial Square Money Market Fund, Financial Square Treasury Obligations Fund, Financial Square Treasury Instruments Fund, Financial Square Government Fund, Financial Square Tax-Free Money Market Fund, and Financial Square Federal Fund as of and for the year ended December 31, 2005, and the U.S Equity Dividend and Premium Fund (collectively referred to as the "Funds") as of December 31, 2005 and for the period August 31, 2005 (commencement of operations) through December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Funds' assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





Boston, Massachusetts
February 27, 2006